EXHIBIT 8.24, page 1



                           POWER OF ATTORNEY


       KNOWN ALL ME BY THESE PRESENTS - that each person whose signature appears below constitutes and appoints Joseph E. O'Dell and David R. Tomb, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to do done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE AND CAPACITY                                              DATE



/S/JOSEPH E. O'DELL                                           MARCH 15, 1997
Joseph E. O'Dell,
President and CEO and Director

/S/DAVID R. TOMB, JR.                                         MARCH 15, 1997
David R. Tomb, Jr., Senior Vice
President, Secretary and Treasurer
and Director

/S/JOHN J. DOLAN                                              MARCH 15, 1997
John J. Dolan, Sr. Vice President
and Comptroller & CFO (Also
Chief Accounting Officer)

/S/EDWARD T. COTE                                             MARCH 15, 1997
Edward T. Cote, Director

/S/ROBERT C. WILLIAMS                                         MARCH 15, 1997
Robert C. Williams, Director

/S/JOHNSTON A. GLASS                                          MARCH 15, 1997
Johnston A. Glass, Director

EXHIBIT 8.24, page 2


/S/A. B. HALLSTROM                                            MARCH 15, 1997
A. B. Hallstrom, Director


/S/E. H. BRUBAKER                                             MARCH 15, 1997
E. H. Brubaker, Director


/S/DALE P. LATIMER                                            MARCH 15, 1997
Dale P. Latimer, Director


/S/CHARLES J. SHEFTIC                                         MARCH 15, 1997
Charles J. Sheftic, Director


/S/DAVID F. IRVIN                                             MARCH 15, 1997
David F. Irvin, Director


/S/JOSEPH W. PROSKE                                           MARCH 15, 1997
Joseph W. Proske, Director


/S/THOMAS L. DELANEY                                          MARCH 15, 1997
Thomas L. Delaney, Director


/S/ROBERT E. KOSLOW                                           MARCH 15, 1997
Robert E. Koslow, Director


/S/E. JAMES TRIMARCHI                                         MARCH 15, 1997
E. James Trimarchi, Director

24